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                                                                   EXHIBIT 99(D)

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   PANENERGY CORP                  PROXY             PLEASE MARK VOTE[_] OR [X]

   P.O. BOX 1642, HOUSTON, TEXAS 77251-1642

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 24, 1997.

  As evidenced by the signature(s) on the reverse side hereof, the undersigned hereby appoints Paul F. Ferguson, Jr., Carl B. King, and Robert W. Reed, and any one of them, as Proxies, each with full power of substitution, to represent and vote all shares of the Common Stock of PanEnergy Corp ("PanEnergy") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of PanEnergy to be held at the J.W. Marriott Hotel, 5150 Westheimer, Houston, Texas, on April 24, 1997, at 10:00 a.m., and at any postponements or adjournments thereof, with all powers the undersigned would possess if personally present. This card also provides voting instructions for shares, if any, held in PanEnergy's Dividend Reinvestment and Stock Purchase Plan and, if applicable, shares held in the various employee benefit plans.

ITEM 1--ADOPTION OF MERGER AGREEMENT

        [_] FOR  [_] AGAINST  [_] ABSTAIN

ITEM 2--ELECTION OF DULY NOMINATED DIRECTORS

 Nominees:  Paul M. Anderson        FOR all nominees       Withheld
            William T. Esrey        (except as marked    (as to all
            Ann Maynard Gray         to the contrary      nominees)
            Matthew R. Simmons        as provided)
                                          [_]                 [_]


(To withhold authority to vote for any individual nominee write that nominee's name in the space provided below)


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ITEM 3--AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY
        COME BEFORE THE MEETING.

                                    (Continued and to be signed on reverse side)

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                     THIS PROXY WILL BE VOTED AS DIRECTED
                      OR, IF NO DIRECTION IS INDICATED,
                       WILL BE VOTED "FOR" ITEMS 1 AND


                                         Dated ___________________________, 1997

                                         _____________________________________
                                             Signature(s) of Stockholder(s)

                                         _____________________________________
                                             Signature(s) of Stockholder(s)


                                          WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                          ADMINISTRATOR, TRUSTEE, OR GUARDIAN,
                                          OR IN OTHER REPRESENTATIVE
                                          CAPACITIES, PLEASE GIVE YOUR FULL
                                          TITLE AS SUCH. A PROXY FOR SHARES
                                          HELD IN JOINT OWNERSHIP SHOULD BE
                                          SIGNED BY EACH OWNER.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ABOVE, MARK ANY ADDRESS
CORRECTION, DATE, AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.